                                                                       EXHIBIT 1


                            JOINT REPORTING AGREEMENT

         In consideration of the mutual covenants herein contained, each of the parties hereto represents to and agrees with the other party as follows:

         1. Such party is eligible to file a statement on Schedule 13D pertaining to the common stock, no par value, of Steven Myers & Associates, Inc. to which this agreement is an exhibit.

         2. Such party is responsible for timely filing of such statement and any amendments thereto and for the completeness and accuracy of the information concerning such party contained therein, provided that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

         3. Such party agrees that such statement is filed by and on behalf of each such party and that any amendment thereto will be filed on behalf of each such party.

         This Joint Reporting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

Dated:   February 11, 1998

         RLH SM&H

         By:      Riordan, Lewis & Haden
                  Its:     General Partner


                  By:  /s/ J. CHRISTOPHER LEWIS
                     ------------------------------
                           J. Christopher Lewis
                           General Partner


         RIORDAN, LEWIS & HADEN


         By:  /s/ J. CHRISTOPHER LEWIS
            ---------------------------------------
                  J. Christopher Lewis
                  General Partner


         THE RB TRUST DATED JUNE 23, 1993


         By:  /s/ J. CHRISTOPHER LEWIS
            ---------------------------------------
                  J. Christopher Lewis
                  Trustee


         /s/ J. CHRISTOPHER LEWIS
         ------------------------------------------
         J. CHRISTOPHER LEWIS


         /s/ PATRICK C. HADEN
         ------------------------------------------
         PATRICK C. HADEN


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